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             [LOGO OF QUEBECOR PRINTING (USA) CORP. APPEARS HERE]

                                                                   Exhibit 10.38


                         QUEBECOR PRINTING (USA) CORP.

                                SC DIRECT, INC.


                                AMENDMENT NO. 2

THIS AMENDMENT AGREEMENT (the "Amendment"), effective as of December 31, 1996, is between Quebecor Printing (USA) Corp., ("Printer") a Delaware corporation, having an office at 125 High Street, Boston, Massachusetts 02110 and SC Holdings, Specialty Catalogs Corporation, DBA, SC Direct, Inc. (in Massachusetts), SC Publishing and Royal Advertising, ("Customer") a Massachusetts corporation having an office at 21 Bristol Drive, S. Easton, Massachusetts, 02375.

WHEREAS, The Printer and Customer have previously entered into an agreement dated January 1, 1995 ("the Agreement") as amended dated March 8, 1996 ("the Amendment No.1") under which Printer agreed to print and Customer agreed to purchase certain quantities of Customers' catalog program, and

WHEREAS, Customer and Printer desire to amend the Agreement and Amendment No. 1 dated March 8, 1996.

NOW THEREFORE, in consideration of the convenants and agreements set forth herein, the parties agree as follows:

     1. All capitalized terms herein, unless otherwise defined herein, shall have the same meanings as provided in the Agreement.

     2. The second paragraph of Section 4.G of the Agreement, as amended by the First Amendment to the Printing Agreement, is hereby deleted in its entirety and replaced with the following:

                 "If, in Printer's judgment, there is a significant adverse change in Customer's credit standing or in the event that Customer does not comply with the payment provisions hereunder, Printer shall have the right to change the terms of payment and its obligation to perform further Work will be subject to reaching mutual agreement on such revised terms. Customer shall pay interest on any invoice amount outstanding after the due date, except for amounts disputed in good faith as provided below, at the prime lending rate as from time to time established by Chase Manhattan/Bank plus one percent (1%). No delay or omission on the part of the Printer in exercising


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              [LOGO OF QUEBECOR PRINTING(USA) CORP. APPEARS HERE]

                any right hereunder shall be deemed a waiver of such right or any other remedy. A waiver of any one occasion shall not be construed as a bar to or waiver of such right or remedy on any future occasion.

3. Printer shall pay Customer for the work to date, a rebate ("Rebate") over the first two years of the term of this Agreement according to the following schedule:

                01/01/97 - 12/31/97 $4,166.67 per month
                01/01/98 - 12/31/98 $4,166.67 per month

        Printer shall pay Customer a Sign on Bonus ("the Sign on Bonus") over the remaining term of this Agreement according to the following schedule:

                01/01/99 - 12/31/99 $2,777.75 per month
                01/01/00 - 12/31/00 $2,777.75 per month
                01/01/01 - 12/31/01 $2,777.83 per month

        Notwithstanding the foregoing, in the event that Customer's print production and distribution volume (the "Volume") for any calendar year falls below 25 million catalogs, the Sign on Bonus and or rebate, as the case may be, shall be reduced according to the following formula (the "Reduction"):

                25,000,000 - Volume     X       $3,333.33 per month
                -------------------
                    25,000,000

        The Reduction, if any, resulting from a shortfall of Volume during the years 1997 and 1998 shall be applied to the Sign on Bonus payable during the year 1999 and, if necessary, the Sign on Bonus payable during the year 2000. The Reduction, if any, resulting from a shortfall of Volume during the year 1999 shall be applied to the Sign on Bonus payable during the year 2000 and, if necessary, the Sign on Bonus payable during the year 2001. The Reduction, if any, resulting from a shortfall of Volume during the year 2000 shall be applied to the Sign on Bonus payable during the year 2001. The Reduction, if any, resulting from shortfall of Volume during the year 2001 shall be payable to Printer as part of the last invoice issued to Customer for Work performed in 2001.
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             [LOGO OF QUEBECOR PRINTING (USA) CORP. APPEARS HERE]







           4. In all other aspects, the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have caused this agreement to be executed in Boston, Massachusetts as of the day and year first above written.

SC DIRECT, INC.                          QUEBECOR PRINTING (USA) CORP.


                                         /s/ James F. Monti
----------------------                   --------------------------
Name: James M. Crowley                   Name: James F. Monti
Title: Director of Production            Title: V.P. Sales, N.E. Region